EXHIBIT 10.31

                      MOTOR VEHICLE REMARKETING AGREEMENT
                     WITH VOLVO FINANCE NORTH AMERICA, INC.
                              DATED APRIL 30, 2001


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                       MOTOR VEHICLE REMARKETING AGREEMENT

THIS MOTOR VEHICLE REMARKETING AGREEMENT (the "AGREEMENT") is made and entered into as of the __30TH___ day of _____APRIL ___________, 2001 (the "EFFECTIVE DATE"), by and between AutoTradeCenter.com Inc., an Arizona corporation, whose address is 15170 North Hayden Road, Suite 5, Scottsdale, Arizona, 85260 ("ATC"); and Volvo Finance North America, Inc. a Delaware corporation, whose address is 25 Philips Parkway, Montvale, New Jersey (hereinafter "VFNA"). each a "PARTY," and together, the "PARTIES.")

         WHEREAS, VFNA is an indirect lessor of motor vehicles bearing the Volvo brand name and services other portfolios of leases of motor vehicles originated by authorized Volvo automobile dealers (hereinafter, such motor vehicles are called the "Volvo Vehicles"); and

         WHEREAS, VFNA desires to obtain certain remarketing services and desires to obtain assistance in administering programs involving the sale of the Volvo Vehicles to Enrolled Dealers (as defined herein); and

         WHEREAS, VFNA desires to execute those remarketing services through use of electronic commerce technologies via internet applications; and

         WHEREAS, ATC wishes to develop, operate and host the ATC/VFNA Website (as defined herein) and provide Remarketing Services, technical, administrative and marketing support to VFNA; and

         WHEREAS, VFNA desires to retain the services, experience and assistance of ATC, and ATC desires to assist VFNA subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         VFNA hereby engages ATC on a non-exclusive basis to assist VFNA in the sale and promotion of certain Volvo Vehicles under the terms and conditions of this Agreement, and ATC hereby agrees to accept such engagement with VFNA for and in consideration of the compensation hereinafter to be paid by VFNA to ATC. VFNA agrees to use a website developed by ATC for VFNA (the "ATC/VFNA Website"), as reflected in the document entitled "VFNA Website Overview" prepared by ATC and attached hereto as "Exhibit A". The parties mutually agree to proceed with the enrollment of the authorized VFNA automobile dealers as participants in the ATC/VFNA website as soon as practicable after the execution of this Agreement with the intention of offering it to all such dealers. Enrollment means that the dealer has received a user name and password for the ATC/VFNA website. VFNA and ATC will mutually agree on a domain name for the ATC/VFNA website and ATC will be exclusive web master for the site during the term of this Agreement.

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1.       DEFINITIONS.

         For purposes of this Agreement, the following definitions shall apply:

         a. "ATC/VFNA WEBSITE" means the framework, structural and database architecture and programming, as well as the interface format and design, which results in display screens or "pages" which are perceptible by individuals, with or without the aid of a machine or device, and also includes the underlying programming code, computer programs and resources developed, operated and maintained for VFNA by ATC in accordance with the provisions of this Agreement, as reflected in the document entitled "VFNA Website Overview" prepared by ATC and provided to VFNA (a copy of which is attached to this Agreement as EXHIBIT
A).

         b. "CONTENT" refers to VFNA's textual, graphic, audio-visual or other materials, information or items which are displayed, inserted, publicly performed, perceptible or otherwise available on the ATC/VFNA Website developed for VFNA by ATC hereunder. Content also includes VFNA's pricing and inventory data not displayed or otherwise accessible to individuals on the ATC/VFNA Website.

         c. "DOCUMENTATION" refers to ATC's textual, graphic, audio-visual or other materials, information or items that describe how to implement and operate, and the capabilities and functions of, the ATC/VFNA Website.

         d. "DOMAIN NAME" shall mean an Internet domain name mutually agreed upon by VFNA and ATC for the ATC/VFNA Website, and registered by ATC, at VFNA's expense, on behalf of VFNA.

         e. "ENROLLED DEALER" means a Volvo or Premier Auto Group automobile dealer authorized by VFNA to participate in the ATC/VFNA Website, and authorized to use the ATC/VFNA Website utilizing a user name and password issued by ATC.

         f. "GROUNDING DATE" means as to a particular vehicle, the date on which VFNA receives a lease return receipt advising that the vehicle has been returned.

         g. "REMARKETING SERVICES" - refers to the functions ATC will perform to support the marketing of the available VFNA vehicles on the ATC/VFNA website. These functions include, but are not limited to, dealer registration, dealer database management, site technical support, dealer pre-sale support, dealer polling, and customary telemarketing, fax and email campaigns.

         h. "SOFTWARE" refers to any computer programs, software and related materials, including any Documentation relating thereto, independently developed by ATC ("ATCATVANGAGE technology") which are required or necessary, and which may be incidental or are intended, to interact with or operate the ATC/VFNA Website.


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         i.  "SYSTEM"  refers to the hardware and software and other devices and operating programs on which the ATC/VFNA Website will operate and make Content accessible to permitted individuals and devices and which is interconnected to the publicly available network of networks referred to as the "Internet" and that portion of the Internet known as the "World Wide Web."

         j. "THIRD PARTY SOFTWARE" refers to any computer programs, software and related materials, including any documentation relating thereto, developed by parties other than ATC and licensed to ATC which are required or necessary, and which may be incidental or are intended, to interact with or operate the ATC/VFNA Website.

Other terms used in this Agreement are defined in the context in which they are used and have the meanings there stated.

2.       TERM OF AGREEMENT

         The term of this Agreement shall be for one (1) year commencing on the date first set forth above and it shall automatically renew for successive periods of one year until this Agreement is terminated by either party, unless previously terminated pursuant to paragraph 10, by such party giving ninety (90) days prior written notice to the other party. Upon termination of the contract, if VFNA desires to continue using the ATCADVANTAGE technology, but also desires to bring ATC's remarketing activities in house, ATC agrees to license the use of the ATCADVANTAGE technology to VFNA. ATC will maintain, service and upgrade the ATCADVANTAGE technology for VFNA. ATC, however, will not provide Remarketing Services. Furthermore, VFNA agrees not to disclose or share the ATCADVANTAGE technology with any third party other than parties for whom it provides servicing or affiliated parties, including, but not limited to, ATC competitors. Under such license, VFNA will pay to ATC a "Data Management Fee," for every vehicle listed on the site at fifteen (15) days to maturity ("DTM"). Such fee will be determined by mutual agreement between the parties hereto.

3.       SERVICES TO BE PROVIDED BY ATC.

         a.    DEVELOPMENT AND HOSTING OF THE ATC/VFNA WEBSITE.

               i. ATC shall use its best efforts to design and complete the ATC/VFNA Website on or about July 1, 2001, provided that if the ATC/VFNA Website is not completed by September 1, 2001 through no fault of VFNA, VFNA may terminate this Agreement upon written notice to ATC. ATC will provide VFNA with necessary Integration Services (as defined below), in order to make the Content compatible with the technical specifications for the ATC/VFNA Website, as set forth in EXHIBIT A. For purposes of this Agreement, "Integration Services" shall mean the integration of the Content into the ATC/VFNA Website. The user interface and navigational structure of the ATC/VFNA Website will follow mutually agreed upon standards for the entry point to the ATC/VFNA Website, as set forth in EXHIBIT A. ATC also agrees to provide VFNA and its staff with reasonable training and assistance, in order to permit VFNA to update Content on the ATC/VFNA Website, throughout the Term.

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               ii.  ATC shall  provide to VFNA in  website  architecture  custom website features including but not limited to home page(s), vehicle search, vehicle inventories with condition reports, digital photos, vehicle purchase, purchase confirmation, transportation, policies and procedures, community pages, calendars, administration pages, market reports, and seamless Internet links to any and all parties and/or additional websites (such as auctions, used car guide publications) deemed necessary by VFNA.

               iii. ATC acknowledges that Content which may be integrated into the ATC/VFNA Website includes VFNA's brands, screens ("pages"), images and other graphic displays and may also include uniform resource locators (so called "URLs" or hypertext "links") to Content within the ATC/VFNA Website and/or to other web sites, web pages and/or materials which are external to and not part of the ATC/VFNA Website, as agreed upon by the Parties. ATC will allocate adequate System resources for the ATC/VFNA Website to assure sufficient access and capacity.

               iv. Subject to prior approval by VFNA, ATC shall customize and co-brand the ATC/VFNA Website for access through the System using ATC's design guideline templates and co-branding requirements, including by displaying on each page of the ATC/VFNA Website framing (e.g., headers and footers) of size and type determined by ATC, which contain branding for ATC and VFNA as determined by ATC. ATC shall make any changes to the customization and/or co-branding of the ATC/VFNA Website as reasonably requested by VFNA during the Term.

               v. If VFNA requests changes to the ATC/VFNA Website, ATC shall have the right to determine the affect on the work hereunder and, without limitation, shall have the right to quote to VFNA any additional charges or modifications to the schedule, work or any other items affected by VFNA's requested change. If the parties are able to mutually agree on such changes, ATC shall document the requested changes and additional charges and modifications in writing and once signed by VFNA, shall serve as an amendment to this Agreement and EXHIBIT A. Failing such agreement, the scope of ATC's work shall remain unchanged.

               vi. During development of the Website, ATC shall consult with VFNA periodically and show them the progress on the site. Upon ATC's completion of the ATC/VFNA Website, ATC shall advise VFNA in writing, and VFNA shall have thirty (30) calendar days for testing/evaluation of the ATC/VFNA Website. If VFNA rejects the ATC/VFNA Website, then VFNA shall provide to ATC a written statement of the reasons for such rejection. ATC shall make such changes or corrections as are necessary to allow the ATC/VFNA Website to operate as described in "Exhibit A" hereto and as otherwise described in this Agreement. If ATC is unable to make such necessary changes or corrections, VFNA may terminate this agreement by providing written notice to ATC.

         b.    OPERATION AND MAINTENANCE OF THE ATC/VFNA WEBSITE.

               i. After acceptance by VFNA or such later date as VFNA requests, ATC shall make the ATC/VFNA Website available twenty-four hours per day, seven days per week, to

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permitted  individuals and/or access devices as specified and designated by VFNA in accordance with EXHIBIT A. Without limiting the preceding sentence, ATC shall provide password-protected access to the ATC/VFNA Website to any and all departments of VFNA, the Enrolled Dealers, and additional companies providing support to VFNA in the sale of Volvo Vehicles. At VFNA's election, VFNA shall have the ability to first roll out the use of the ATC/VFNA Website to select enrolled Dealers on a limited test market basis, to provide an opportunity to work out problems and gauge performance of said website. VFNA has reviewed and accepted the ATC/VFNA Website specifications proposed by ATC as currently contained in the EXHIBIT A. VFNA agrees that any access by Enrolled Dealers to the ATC/VFNA Website will be governed by an access agreement to be provided by ATC, subject to prior review and approval by VFNA. ATC shall provide those parties permitted to access the ATC/VFNA Website continuous communication, access to data, viewing of all Volvo Vehicles intended for sale, and the ability to buy and sell certain Volvo Vehicles. ATC will implement security procedures to prevent access to the ATC/VFNA Website by parties unauthorized by VFNA. In the event, after acceptance, the ATC/VFNA Website is unavailable, ("Down Time") for other than scheduled reasons as agreed to by VFNA and ATC, or by other agreement between the parties hereto, for each period of Down Time of more than six (6) hours in any twelve (12) hour period, in a regular Monday through Friday business week (excluding holidays) during the hours of eight (8) AM EST to eight
(8) PMEST, ATC will pay damages to VFNA of $500, in addition to any actual damages allowed pursuant to Section 9(a) hereof.

               ii. ATC shall provide the necessary System, together with appropriate facilities and operating environment to support and maintain the operation of the ATC/VFNA Website for VFNA hereunder. ATC will provide on-going technical support as required to maintain the ATC/VFNA Website in proper operating condition in conformity with EXHIBIT A, during the Term of this Agreement. If, during the Term of this Agreement, the ATC/VFNA Website fails to operate in substantial conformity with Exhibit A, ATC will promptly use all reasonable commercial efforts to correct the non-conformity and restore the ATC/VFNA Website to its proper operation, consistent with the requirements of this Agreement. If such failure is not due to VFNA, the content or force majeure causes outside the control of ATC, the website shall be deemed unavailable for any period during which the Website fails to operate in substantial conformity with Exhibit A and ATC shall be subject to the penalties for Down Time under paragraph 3b(i).

               iii. ATC shall ensure that the ATC/VFNA Website accurately displays the Content as provided by VFNA or its designated agents, such as the vehicle identification number or "vin", incorporation of the VFNA pricing table, assignment of user passwords online and/or direct, and other possible areas of the ATC/VFNA Website as VFNA deems necessary; provided that ATC is not responsible for confirming the accuracy of the Content provided to it for inclusion in the ATC/VFNA Website from VFNA or its designated agents.

               iv. ATC will upload to the ATC/VFNA Website all vehicle data provided to ATC by VFNA no later than, the end of business, one business day after such data is provided to ATC.


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         c.  MARKETING.  ATC shall,  for purposes of  contacting  and  enrolling
prospective   purchasers  of  Volvo  Vehicles,  and  driving  those  prospective purchasers to the ATC/VFNA Website, provide customary telemarketing, fax and e-mail campaigns, and will by request provide at an additional fee, national and/or regional publication advertisements, direct mail, and representation at any and all VFNA events, strategy sessions, dealer functions, and/or automotive industry seminars and associated functions. Such services shall be provided by a team that is dedicated to VFNA. The team shall maintain continuous (at least once per week) contact with all dealerships eligible for enrollment to promote the dealership's enrollment and use of the system.

         d. DOMAIN NAME REGISTRATION. ATC will register or arrange to register with the appropriate authorities, the Domain Name (and any other domain names specified in writing by VFNA during the Term) and will use said Domain Name in connection with the ATC/VFNA Website for VFNA. VFNA will own all rights in the Domain Name. VFNA will be listed as the registrant of the domain name and ATC shall serve as the technical and administrative contact for purposes of technical operation of the ATC/VFNA Website. VFNA shall have the right to designate any other party as the technical and administrative contact for its domain name at any time during the Term. VFNA is responsible for all filing and other fees associated with the registration, maintenance and filing for domain names in connection with the ATC/VFNA Website.

         e. WEBSITE ADVERTISING. ATC acknowledges and agrees that VFNA, at its sole cost and expense, shall have the exclusive and unlimited right to sell, manage and administer any and all advertising, promotions and sponsorships through the ATC/VFNA Website. ATC will charge VFNA development costs to be mutually agreed upon for any advertisement on the ATC/VFNA Website requested by VFNA and developed by ATC.

         f. ADDITIONAL SERVICES. VFNA may request additional services from ATC not specified hereunder, including, without limitation, additional design and development services, or enhancements to the ATC/VFNA Website and System. ATC agrees to make available any and all such services which it generally makes available to customers in the commercial marketplace, subject to mutual agreement in writing which shall refer to and form an amendment to this Agreement once signed by both parties.

4.       CONTENT LICENSE.

         a. VFNA will, at its own expense, provide to ATC all Content to appear in the ATC/VFNA Website. VFNA assumes sole responsibility for the accuracy of any Content provided to ATC. VFNA will procure at its own expense all necessary rights, licenses, and permissions and all other agreements and documentation to permit use of the Content in the ATC/VFNA Website as contemplated herein.

         b. VFNA grants ATC a license, for the Term to: (a) digitize, convert, install, upload, modify, select, order, arrange, compile, combine, synchronize and otherwise use each element of the Content with other elements of the Content and with any software developed by ATC to prepare and create the ATC/VFNA Website; (b) to use, reproduce, store, process, retrieve, transmit, distribute, publish, publicly perform and hyperlink the Content solely in


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connection with the operation and use of the ATC/VFNA  Website;  and (c) to make archive or backup copies and other copies of the Content as reasonably necessary to operate, update, support and maintain the ATC/VFNA Website.

         c. No other permission to use the Content is granted to ATC by VFNA. Upon demand by VFNA or the termination of this Agreement, ATC agrees to cease its use of the Content.

5.       FEES.

         a. As consideration for the services to be rendered by ATC, VFNA shall pay to ATC Fees set forth in the attached Exhibit B. Notwithstanding any other provisions contained in this agreement, ATC shall provide all services set forth in this agreement for the fees set forth in Exhibit B, and VFNA shall have no liabilities for any fees other than the fees set forth in Exhibit B, unless VFNA requests additional services and agrees in writing to pay an additional fee for those services.

         No fee shall be payable on a vehicle sold prior to the Grounding Date or after the Rolloff Date. No fee shall be payable for any vehicle sold which does not comply with the CarGroup rule set.

         b. VFNA's obligation to pay ATC these fees arises at the time that an order becomes a binding order for VFNA and Enrolled Dealer in accordance with the Terms of Sale (to be agreed upon by the parties and attached hereto as Exhibit C). Funds from any transactions with an Enrolled Dealer, executed through the ATC/VFNA site will be processed by VFNA. All fees due to ATC by VFNA will be billed to VFNA monthly by ATC. All payments due to ATC hereunder shall be payable to ATC at 15170 North Hayden Road, Suite 5, Scottsdale, AZ 85260, or at such other place or places as ATC may, by written notice, direct. VFNA shall pay the Fees to ATC within thirty (30) days of its receipt of invoice. ATC shall have the right to charge interest at the lesser of one (1.0%) percent per month or the maximum rate permitted by law, for any payments hereunder which remain outstanding and unpaid for more than thirty (30) days after their respective due dates.

         c. The prices and charges set forth herein do not include and VFNA agrees to pay all taxes levied against or upon the ATC/VFNA Website and any services or other materials provided hereunder, as well as VFNA's use thereof, exclusive, however, of taxes based on ATC's income, which taxes shall be paid by ATC. ATC represents that, at the time of execution of this agreement, no taxes are payable under this paragraph.

         d. All reports listed in Exhibit D shall be provided by ATC to VFNA at no extra cost. Special reports other than those currently provided to VFNA as listed in the ATC/VFNA Current Reports (Exhibit D), will be provided to VFNA upon request. The charge for developing such reports will be computed on a times and materials basis at the current published rate.


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6.       PROPRIETARY RIGHTS.

         a. ATC shall own all right, title and interest (including, without limitation, intellectual property rights) in and to the ATC/VFNA Website, System and software, but excluding the Domain Name and any Content or other materials or information that is proprietary to and provided by VFNA hereunder. ATC has the sole right to obtain, hold and renew in its own name and for its own benefit, any patents, copyrights, registrations and other similar protection, except as specifically provided herein or subsequently mutually agreed upon in writing. If, for any reason, title and ownership rights do not vest in ATC as contemplated hereunder, VFNA irrevocably assigns, transfers and conveys to ATC all right, title and interest therein and VFNA will cooperate with ATC and execute all documents necessary to enable ATC to perfect, preserve, register and record its rights.

         b. Except as specifically provided hereunder, nothing in this Agreement shall be construed to transfer, convey, impair or otherwise adversely affect ATC's ownership and proprietary rights in and to its information, materials or technology, tangible or intangible, in any form and in any medium. Correspondingly, nothing in this Agreement shall be construed to transfer, convey, impair or otherwise adversely affect VFNA's ownership and proprietary rights in and to its respective Content or any other VFNA information, materials or technology, tangible or intangible, in any form and in any medium.

         c. In consideration of the charges and fees payable by VFNA hereunder, ATC grants to VFNA a non-exclusive, non-transferable, right and license during the term of this Agreement to use the ATC/VFNA Website; and, solely during the term of this Agreement, a non-exclusive, non-transferable right and license to insert and place Content onto the ATC/VFNA Website, subject to the restrictions set forth in this Agreement.

         d. ATC acknowledges and agrees that any programs, images, graphics, text, video, designs, data, information and other materials supplied by or on behalf of VFNA in connection with this Agreement (including, without limitation, Content and any derivative works or adaptations necessary to re-format same for use in connection with the ATC/VFNA Website), as well as the Domain Name, shall be and remain the sole and exclusive property of VFNA. In addition, nothing in this Agreement shall limit or impair VFNA's right, whether during or after this Agreement, to freely develop its own proprietary website utilizing routine car auction data (e.g., car, VIN, condition report, pricing, etc.) and related information.

         e. VFNA acknowledges that the ATC/VFNA Website contains Third Party Software, and that the licensor of the Third Party software has a proprietary interest in such software. VFNA acknowledges and agrees that it has no rights of any kind or nature to any Software or Third Party Software, including the ATC/VFNA Website, other than those rights set forth in this Agreement.

         f. Except as specifically provided in this Agreement, neither Party shall use the name, brands, logos or marks, refer to or identify the other in advertising or publicity, promotional or any other communications to others without first securing the written consent of


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such other Party; provided that ATC may list VFNA's name in a general listing of all or any portion of its customers.

         g. In the event ATC (i) files for protection under the bankruptcy laws,
(ii) ceases its ongoing business operations, or (iii) materially fails to perform the services they have agreed to provide under this Agreement for a total of 48 hours in any 7 day period, (other than due to natural disaster of "Act of "God", i.e., earthquake or flood etc.) VFNA will have the right to continue using the ATC/VFNA Website, in a manner similar to that provided to it by ATC, directly through Net Chemistry, the Application Service Provider ("ASP") for a period of 90 days following such act by ATC. During this period, no fees shall be payable to ATC by VFNA. ATC within thirty days of the execution of this agreement will provide to VFNA, a "Continuity of Business Agreement" with the ASP. The agreement among other things will require the ASP to provide such services to VFNA directly upon the occurrence of any of the above events providing VFNA pays the ASP the same hosting and other fees they otherwise would have charged ATC.

         In the event the Website is disabled by a natural disaster or "Act of God" i.e., earthquake or flood, etc., ATC will have a 5-day grace period to complete a full recovery of the Website. In the event ATC is unable to complete such recovery within the 5-day period, this agreement will terminate.

7.       REPRESENTATIONS AND WARRANTIES.

         Notwithstanding anything contained in this Agreement to the contrary, the parties agree as follows:

         a. ATC represents and warrants to VFNA that : (i) it has the right to enter into this Agreement and its obligations are not in conflict with any other of its obligations; and (ii) the ATC/VFNA Website as designed and implemented by ATC does not infringe upon the rights of any third party and complies with all applicable laws and regulations and will substantially conform to and perform in accordance with the terms set forth in the VFNA Website Overview ("Exhibit A" as modified from time to time); provided, however, that VFNA shall be responsible for determining the compliance of the ATC/VFNA Website with any laws or regulations relating to the sale of motor vehicles and ATC is not responsible for complying with any such laws or regulations.

         b. VFNA represents and warrants to ATC that: (i) it has the right to enter into this Agreement and its obligations are not in conflict with any other of its obligations; (ii) VFNA is either the owner or has full rights and authority from the owner to provide, use, display or otherwise deal with the Content and any other information, data and materials provided to ATC or available from or through the ATC/VFNA Website and the System; (iii) neither the display, provision or other treatment of Content, nor its receipt, possession or use by or through the ATC/VFNA Website and the System, nor ATC's performance of VFNA's requirements and services hereunder (including, without limitation, development, implementation, operation or maintenance of the ATC/VFNA Website hereunder) will infringe upon or violate the rights of any other party or violate or contravene any federal, state and local laws, regulations, ordinances and/or any other applicable codes and rules of conduct; and (iv) so long as ATC has not acted improperly or negligently with respect to VFNA's Content, VFNA is solely responsible and liable for the Content and materials transmitted, received, displayed, used and/or contained on or through the ATC/VFNA Website and any and all transactions processed thereby.

8. LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE HEREUNDER FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

9.       INDEMNIFICATION.

         a. ATC shall hold harmless, reimburse, defend and indemnify VFNA against any loss, damage or expense (including reasonable attorney's fees) arising from any breach of ATC's obligations or its negligence under this Agreement; provided that ATC shall have the right to defend any third party claim that is asserted against VFNA for which VFNA is indemnified under this subparagraph. Notwithstanding anything contained in this Agreement, the parties agree that ATC will not be in breach of its obligations under this Agreement in the event ATC is not able to perform its obligations because of any natural casualty, war, insurrection, civil disturbance or other FORCE MAJEURE causes beyond its reasonable control.

         b. VFNA shall hold harmless, reimburse, defend and indemnify ATC against any loss, damage or expense arising from: (i) actual or alleged infringement of any intellectual or other proprietary right based on Content provided by VFNA or its Enrolled Members' use of such Content and any other materials furnished by VFNA hereunder; and (ii) breach of any representation or warranty made by VFNA under this Agreement. VFNA shall have the right to defend any third-party claim against ATC for which ATC is indemnified under this subparagraph with counsel selected by VFNA. ATC will give VFNA prompt notice of any such claim or action and copies of all papers served upon or received by ATC relating to it. VFNA further agrees to indemnify and hold ATC harmless from and against any and all liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees) associated with any such claim or action. VFNA will not be in breach of this Agreement if it is not able to perform its obligations because of any FORCE MAJEURE conditions.

10.      DEFAULTS AND TERMINATION.

         The failure of a Party hereto to perform any covenant, term or condition of this Agreement to be kept or performed by such Party shall be an Event of Default for purposes of this Agreement if the Party asserting a default under this Agreement has given written notice of such default to the Party claimed to be in default and such Party has not cured such failure within ten
(10) calendar days for monetary defaults and twenty (20) calendar days for non-monetary defaults.

         Upon the occurrence of an Event of Default, the aggrieved Party may, at its discretion and without further notice to the other, exercise one or more of the following remedies:

         a.       Terminate this Agreement;

         b. Proceed by appropriate court action to enforce the terms hereof, or to recover damages for the breach of any term hereof; or

         c. Exercise any other right or remedy available under applicable law.

         Notwithstanding termination of the agreement whether pursuant to this paragraph or paragraph 2, the rights of the parties to indemnification and remedies in paragraphs 9 and 11 shall continue. In the event of termination, ATC agrees to assist VFNA with an orderly transition of the data contained in the website in such a way as to avoid disruption of the sale of vehicles by VFNA.

11.      GENERAL PROVISIONS.

         (a) NONEXCLUSIVITY. ATC agrees that nothing contained in this Agreement shall prevent VFNA from utilizing a system that has the same functionality as the Software, provided that VFNA does not utilize the Software in violation of the Agreement.

         (b) REMEDIES. All remedies herein conferred upon either Party hereto shall be cumulative and concurrent with every other right or remedy given hereunder, or now or hereafter existing at law or in equity. In addition to any other relief, the prevailing party in any action arising out of this Agreement shall be entitled to attorney's fees and costs.

         (c) ENTIRE AGREEMENT. This Agreement, together with Exhibits and any other documents specifically referred to herein and which are incorporated by this reference, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes any prior or inconsistent agreements, negotiations, representations and promises, written or oral. No amendment or modification to this Agreement, nor any failure or delay in enforcing any term, exercising any option or requiring performance shall be binding or construed as a waiver unless agreed to in writing by an authorized representative of each of the parties.

         (d) SEVERABILITY. Should any part, term or provision of this Agreement be held to be illegal, or in conflict with any law of the state where made, the validity of the remaining portions or provisions shall not be affected.

         (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties on separate counterparts, all of which together shall constitute a single agreement.

         (f) CONFIDENTIALITY. In the course of this Agreement, each Party may be exposed to the Confidential Information of the other Party. For purposes of this Agreement, "Confidential Information" means any information disclosed by one Party to the other pursuant to this Agreement which is in written, graphic, machine readable, or other tangible form and is marked "Confidential", "Proprietary" or in some other manner to indicate its confidential nature. ATC and VFNA each agree to treat as confidential all Confidential Information of the other Party, not to use such Confidential Information except as set forth herein and not to disclose such Confidential Information to any third party except as may be reasonably required pursuant to this Agreement and subject to confidentiality obligations at least as protective as those set forth herein. Without limiting the generality of the foregoing, each of the parties shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other Party under this Agreement, provided, however, that in no event shall such degree of care be less than reasonable in light of general industry practice. Notwithstanding the foregoing, neither Party hereto shall have liability to the other with regard to any Confidential Information of the other which (i) was in the public domain at the time it was disclosed or becomes in the public domain through no fault of the receiver; (ii) was known to the receiver, without restriction, at the time of disclosure as shown by the files of the receiver in existence at the time of disclosure; (iii) is disclosed with the prior written approval of the discloser; (iv) was independently developed by the receiver without any use of the Confidential Information; (v) becomes known to the receiver, without restriction, from a source other than the discloser, without breach of this Agreement by receiver; or (vi) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided, however, that the receiver shall provide prompt notice thereof to enable the discloser to seek a protective order to otherwise prevent such disclosure. ATC and VFNA each agree to use all reasonable efforts, including, without limitation, the execution of proprietary non-disclosure agreements by employees and subcontractors, to ensure compliance with the terms set forth in this paragraph by its officers, employees, subcontractors and any third party having access to the Confidential Information. Each Party acknowledges that any disclosure to third parties of Confidential Information may cause immediate and irreparable harm to the other. ATC agrees that VFNA's customer information belongs solely to VFNA, and ATC shall not use VFNA's customer information other than as expressly permitted in this Agreement.

         (g) INDEPENDENT CONTRACTORS: Each Party is acting as an independent contractor under this Agreement. Each Party's personnel are not employees or agents of the other parties for federal, state or other taxes or any other purposes whatsoever, and are not entitled to compensation, employee benefits or other incidents of employment from any of the other parties. Each Party assumes sole and full responsibility for the acts and omissions of its own employees, representatives and agents. Personnel of one Party have no authority to make commitments or enter into contracts on behalf of, bind or otherwise obligate any other Party in any manner whatsoever. Except for the specific obligations set forth in this Agreement, nothing hereunder shall be deemed to constitute, create, give effect to or otherwise recognize a joint venture, partnership or business entity of any kind, nor shall anything in this Agreement be deemed to constitute any party the agent or authorized representative of the other.

         (h) ASSIGNMENT. This Agreement is binding on the parties, their successors and permitted assigns. A party may not assign, transfer or subcontract this Agreement, or any rights or obligations hereunder, to any other party without receiving the other party's prior written consent, and any attempt to do so shall be void.

         (i) NOTICES. All notices shall be in writing and delivered personally or properly mailed, by certified mail or overnight courier, to the addresses set forth at the beginning of this

Agreement, to the attention of the undersigned, and in the case of VFNA, with a copy sent to the attention of its Legal Department. Notices shall be deemed given on the date delivered. Either Party may add to or change the address or addressee for notice by giving notice to the other Party.

         (j) GOVERNING LAW & INTERPRETATION. This Agreement shall be construed and enforced under the substantive laws of the State of Arizona, without regard to its conflict of laws provisions. The parties hereto consent to the jurisdiction of the state and federal courts located in Maricopa County, Arizona in the event there is a legal proceeding relating to this Agreement.

         (k) HEADINGS. Headings are solely for reference and shall not affect the meaning of any terms.

         IN WITNESS THEREOF, the parties hereto have executed this Agreement on the day and year first above written.



AUTOTRADECENTER.COM, INC.                 Volvo Finance North America, Inc.


BY: /S/ MARK R. JENSEN                    BY:  /S/ THOMAS E. FLEMING
    ----------------------------              --------------------------------
ITS: VICE-PRESIDENT                       ITS:    DIRECTOR - ASSET SALES
    ----------------------------              --------------------------------

             FIRST AMENDMENT TO MOTOR VEHICLE REMARKETING AGREEMENT


This First Amendment to Motor Vehicle Remarketing Agreement (the "First Amendment") is entered into as of June 28 , 2001 by and among

AutoTradeCenter.com Inc. an Arizona corporation whose address is 15170 North Hayden Road, Suite 5, Scottsdale AZ 85260 ("ATC"); and

Volvo Finance North America, Inc. a Delaware Corporation, whose address is 25 Philips Parkway, Montvale, New Jersey (hereinafter "VFNA").

WHEREAS, ATC and VFNA entered into a Motor Vehicle Remarketing Agreement ("Agreement") dated as of April 30, 2001 whereby VFNA engaged ATC to assist VFNA in the sale and promotion of certain Volvo Vehicles under the terms and conditions of the Agreement; and

WHEREAS, ATC and VFNA have mutually agreed that it is in their respective best interests to amend certain provisions of the Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and promises herein contained, the parties hereto agree to the following changes:

1.     2.     Term of Agreement

              "The term of this Agreement shall be FOR FIFTEEN (15) MONTHS commencing on APRIL 30, 2001 and shall automatically renew. ."

       3.     Services to be provided by ATC.

              a.     Development and Hosting of the ATC/VFNA Website.

                     i. "ATC shall use its best efforts to design and complete the ATC/VFNA Website on or about AUGUST 1, 2001, provided THAT IF THE ATC/VFNA WEBSITE IS NOT COMPLETED BY OCTOBER 1, 2001 THROUGH. . ."

2. Except as explicitly outlined in the First Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect and shall apply to all parties thereunder.

3. This First Amendment shall be effective when the parties hereto each have received an executed original thereof.

IN WITNESS WHEREOF, the parties hereto have caused the First Amendment to be executed as of the date first written above.


AutoTradeCenter.com Inc.                     Volvo Finance North America, Inc.
By:    /S/ ROGER L. BUTTERWICK               By:    /S/ THOMAS E. FLEMING
     -----------------------------               -------------------------------
Its:     PRESIDENT                           Its:    DIRECTOR - ASSET SALES
      ----------------------------               -------------------------------